UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2021

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On February 25, 2021, the board of directors (the “Board”) of Lumen Technologies, Inc. (the “Company”), on the recommendation of its nominating and corporate governance committee, voted to increase its size from 11 members to 12 members and to appoint Quincy L. Allen to fill the newly-created vacancy. Mr. Allen’s appointment is effective immediately and, assuming his renomination by the Board, he will stand for reelection at the Company’s 2021 annual meeting of shareholders.

The Board has determined that Mr. Allen qualifies as an independent director under the independence standards of the NYSE listing rules. Although Mr. Allen has not yet been appointed to serve on any Board committee, the Board expects to do so as part of its regular 2021 committee assessment and appointment process.

Mr. Allen will participate in the Company’s outside director compensation program as previously described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). In addition, Mr. Allen is expected to execute and receive the benefit of the Company’s standard form of indemnification agreement for directors, a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on February 29, 2016.

On February 25, 2021, the Company issued a press release announcing Mr. Allen’s appointment. That press release is filed as Exhibit 99.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to uncertainties, including the completion of documentation or the adoption of resolutions regarding the above-described arrangements. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press release dated February 25, 2021, announcing the appointment of Mr. Allen.

Exhibit 104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc., has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: February 25, 2021	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

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